Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Magna International Inc.

Aurora, Ontario

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-128257) of our report dated June 27, 2007, relating to the financial statements and supplemental schedules of The Magna Group of Companies Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP

June 29, 2007